Exhibit 3.16.1

FIRST AMENDMENT TO THE

LIMITED LIABILITY COMPANY AGREEMENT

OF

WYNNEWOOD ENERGY COMPANY, LLC

(F/K/A GARY-WILLIAMS ENERGY COMPANY, LLC)

This First Amendment to the Limited Liability Company Agreement of Wynnewood Energy Company, LLC (f/k/a Gary-Williams Energy Company, LLC) (the “Company”), dated as of June 1, 2012 (this “Amendment”), is made by Coffeyville Resources, LLC, a Delaware limited liability company, the sole member of the Company (the “Member”).

WHEREAS, the Company was formed under the Delaware Limited Liability Company Act, (6 Del. C. § 18-101, et seq.) (as amended from time to time, the “DLLCA”) pursuant to a Certificate of Formation of the Company, which was filed with the Secretary of State of the State of Delaware on December 27, 2011 and became effective at 11:59 p.m. Eastern Standard Time on December 31, 2011, and since its formation has been governed by the Limited Liability Company Agreement of the Company (the “Agreement”), dated as of December 31, 2011;

WHEREAS, pursuant to Section 8.1 of the Agreement, the Agreement may be amended by the Member; and

WHEREAS, the Member desires to amend the Agreement to change the name of the Company to “Wynnewood Energy Company, LLC”.

NOW, THEREFORE, in consideration of the foregoing, the Member agrees as follows:

The Agreement is hereby amended by substituting the name “Wynnewood Energy Company, LLC” for “Gary-Williams Energy Company, LLC” wherever it appears in the Agreement.

Other than as set forth in this Amendment, the terms and provisions of the Agreement shall remain unmodified and in full force and effect.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

[Signature page follows]

IN WITNESS WHEREOF, the Member has caused this Amendment to be duly executed and delivered in its name, and on its behalf, as of the date first above written.

COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company

By:	/s/ Stanley A. Riemann
Name: Stanley A. Riemann
Title: Chief Operating Officer